UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

First Addendum to the Supply Agreement

On October 28, 2005, Avanex Corporation (the “Company”) and Alcatel and certain of its subsidiaries (collectively, “Alcatel”) entered into a First Addendum to the Supply Agreement, which is an addendum to that certain Supply Agreement between Alcatel and the Company dated as of July 31, 2003. Pursuant to this addendum, the Company and Alcatel have agreed to enter into a two-year supply agreement from October 2005 to October 2007. In connection with the addendum, Alcatel has agreed to advance Avanex France S.A., the Company’s French subsidiary, an aggregate of 5,000,000€, to be offset against future products ordered from Avanex or Avanex France, of which 2,000,000€ will be paid within seven days of entering into the addendum and 3,000,000€ will be paid upon the later of (i) the date that certain products that Alcatel has ordered are delivered or (ii) December 15, 2005. The Company will not begin to credit the 2,000,000€ and 3,000,000€ amounts against future products ordered by Alcatel until one year from the respective dates that such amounts are paid by Alcatel to Avanex France.

Material Relationship Between Alcatel and the Company

The following is a brief description of the material relationship between the Company and Alcatel other than in respect of the agreements discussed above. In July 2003, in connection with the Company’s acquisition of the optical components business of Alcatel, the Company issued 35,369,834 shares of its Common Stock to Alcatel, and the Company entered into an intellectual property licensing agreement, supply agreement, frame purchase agreement and transition services agreement with Alcatel. As of September 30, 2005, Alcatel beneficially owned approximately 19.45% of the Company’s outstanding Common Stock. Pursuant to the supply agreement and frame purchase agreement, among other things, Alcatel originally agreed to purchase 70% of its requirements for certain qualified products from the Company for a period of three years, provided that the Company remains competitive with respect to these products. The initial three year period of the supply agreement has been changed by the First Addendum to the Supply Agreement as set forth above. Products sold to Alcatel accounted for $54.77 million, or 34% of the Company’s net revenue during the fiscal year ended June 30, 2005. In addition, the Company purchased $4.96 million of raw materials and components from Alcatel during the fiscal year ended June 30, 2005. Pursuant to the transition services agreement, Alcatel agreed to provide certain services to the Company, and the Company paid Alcatel $5.13 million during the fiscal year ended June 30, 2005 for such services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ JO S. MAJOR, JR.
Jo S. Major, Jr. President, Chief Executive Officer and Chairman of the Board of Directors

Date: October 31, 2005

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